SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  September 16, 1997
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                               World Access, Inc.
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             (Exact name of registrant as specified in its charter)



   Delaware                         0-19998                        65-0044209
---------------            ------------------------              --------------
(State or other            (Commission File Number)              (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                       Number)


945 E. Paces Ferry Road,
Suite 2240, Atlanta, Georgia                                         30326
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:   (404) 231-2025
                                                   --------------------




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Item 5.  Other Events

On September 16, 1997, World Access, Inc. issued a press release announcing that it was pursuing a private placement of $100,000,000 aggregate principal amount of convertible subordinated notes.


Item 7.  Exhibits

The following exhibit is filed herewith by direct transmission via "edgar."

99.1     Press release dated September 16, 1997.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            WORLD ACCESS, INC.



                                            By: /s/ Martin D. Kidder
                                               ------------------------
                                                Martin D. Kidder
                                                Its Vice President and
                                                Controller



Dated as of September 19, 1997.

Exhibit 99.1    Press release dated September 16, 1997.

News Release
                                      SUMMARY: COMPANY ANNOUNCES PROPOSED
                                               $100 MILLION CONVERTIBLE DEBT
                                               OFFERING

                                      CONTACT: Steven A. Odom   Chairman & CEO
                                               Hensley E. West  President  & COO
                                               Mark A. Gergel   Exec. VP  & CFO
                                               (404) 231-2025
FOR IMMEDIATE RELEASE

ATLANTA, GEORGIA -September 16, 1997 - WORLD ACCESS, INC. (NASDAQ: WAXS), announced today that it is pursuing the private placement of $100 million aggregate principal amount of convertible subordinated notes under Rule 144A of the Securities Act of 1933 (plus up to an additional $15 million to cover over-allotments, if any).

The net proceeds from the offering of the notes are expected to be used primarily for potential acquisitions of businesses and technology licenses and other strategic initiatives related to the growth and development of the Company's telecommunications products business. The net proceeds will also be used for general corporate purposes, including new product development, the expansion of domestic and international sales and marketing efforts and working capital.

The notes, which are convertible into common stock of the Company, will be due on October 1, 2002. The Company may not call the notes prior to October 1, 2000. The notes will not be registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The issuance of the notes will be structured to allow secondary market trading under Rule 144A of the Securities Act of 1933.

World Access, Inc. develops, manufactures and markets wireline and wireless switching, transport and access products primarily for the United States, Caribbean Basin and Latin American telecommunications markets. The Company offers digital switches, cellular base stations, fixed wireless local loop systems, intelligent multiplexers, digital loop carriers, microwave and millimeterwave radio equipment and other wireless communications products. To support and complement its product sales, the Company also provides its customers with a broad range of design, engineering, manufacturing, testing, installation, repair and other value-added services. The Company is headquartered in Atlanta, Georgia and conducts its principal operations from facilities located strategically throughout the United States.


This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sales of any securities in any jurisdiction in which such offering would be unlawful.